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Exhibit 23.5

CONSENT TO BE NAMED AS A DIRECTOR

        I, Aaron Sack, hereby consent to be nominated as a director of Sensus Metering Systems, Inc. ("Sensus") and to be named as a nominated director in the Registration Statement on Form S-4 (File No. 333-113658) originally filed with the Securities and Exchange Commission by Sensus on March 16, 2004.

Date: July 19, 2004	/s/ AARON SACK Aaron Sack

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CONSENT TO BE NAMED AS A DIRECTOR